AMENDED AND RESTATED
                                          TERMINATION BENEFITS AGREEMENT


     AMENDED AND RESTATED TERMINATION BENEFITS AGREEMENT made this ____ day of ________________________, effective as of December 30, 1993 (the 'Effective
Date'), by and between RCM TECHNOLOGIES, INC., a Nevada corporation (the "Company") and LEON KOPYT (the "Executive").
                                                     RECITALS

     A. The Executive has for several year served the Company as a key executive officer and has helped guide the Company through many problems.
     B. The Executive has been successful in converting a loss of $1 million for the fiscal year ended 10/31/91 into a net profit of $1 million for the fiscal year ended 10/31/93. He has negotiated a line of credit for the Company with Mellon Bank on favorable term and has arranged for acquisitions of companies to strengthen the company's competitive position.
     C. The Executive is expected to continue to make a major contribution to the profitability, growth and financial strength of the Company.
     D. The Company considers the continued services of the Executive to be in the best interest of the Company and its shareholders and desires to assure the continued service of the Executive on behalf of the Company on an objective and impartial basis and without distraction or conflict of interest in the event of an attempt to obtain control of the Company.
     E. The Executive is willing to remain in the employ of the Company upon the understanding that the Company will provide income security upon the terms and subject to the conditions contained herein if the Executive's employment is terminated voluntarily for good reason following a change in control of the Company or involuntarily by the Company without "Good and Sufficient Cause" (as hereafter defined).
     NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound hereby, the parties agree as follows:
     1. Simultaneously with a "Change in Control of the Company", as that term is defined herein (a "Change in Control"), the term of any Employment Agreement then in force between the Company and the Executive (the "Employment Agreement"), without any further action on the part of either party, shall be deemed to have been extended for a term of five (5) years, commencing with the date of the Change In Control, on the same terms and conditions as existed immediately prior to the Change in Control (the "Extended Term").
     2. During the Extended Term, the Executive may terminate his employment at any time for "good reason". As used herein, the term "good reason" shall mean:

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     (i) A failure by the Company to comply with any  material  provision of the
Employment Agreement, which failure has not been cured within ten (10) days after notice of noncompliance has been given by Executive to the Company; (ii) Without Executive's written consent, the assignment to Executive of any duties  inconsistent with Executive's duties,  responsibilities  and status with the Company immediately prior to the change in control;
     (iii) Any change in (a) Executive's reporting responsibilities, title or office in effect immediately prior to the change in control of the Company, or
(b) a change in geographic location of where Executive's position is based in excess of twenty (20) miles or required travel in excess of Executive's present business travel schedule;
     (iv) Any removal from or any failure to reelect Executive to any positions held by him immediately prior to the change in control except in connection with a termination of employment for just cause, disability, death or retirement;
     (v) Any reduction by the Company in Executive's annual salary in effect immediately prior to a change in control or as the same may be increased from time to time;
     (vi) Failure by the Company to continue in effect any bonus, benefit or compensation plan, life insurance plan, health and accident plan or disability plan in which Executive is participating at the time of a change in control of the Company or the taking of any action by the Company which would adversely effect the Company's participation in or materially reduce Executive's benefits under any such plan;
     (vii) Any purported termination of Executive's employment which is not effected pursuant to a notice of termination satisfying the requirements of paragraph 4 hereof; or
     (viii)  Any  change  in  corporate  strategy,  direction  of the  Company's
business,  management,   operating  personnel,   composition  of  the  Board  of
Directors, competitive posture, or standing in the industry, any one or more of which in the absolute discretion of Executive render Executive's continued employment by the Company inconsistent with Executive's employment goals and objectives.
     3. For purposes of this Agreement, a "Change in Control" shall be determined in the reasonable discretion of Executive in the manner established at Paragraph 7 hereafter. A Change in Control shall mean a change in control of a nature that would be required to be reported in response to item 6(e) of
Schedule 14A of Regulation 14A, as in effect on the date hereof, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided that, without limitation, such a Change in Control shall be deemed to have occurred if:
     (a) Any "Person" or "group of Persons" (as such terms are defined hereafter), except for any employee benefit plan of the Company or any subsidiary of the Company, or any

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     entity  holding  voting  securities  of the  Company for or pursuant to the terms of any such plan (a "Benefit Plan" or the "Benefit Plans"), is or becomes the "beneficial owner" (as such term is defined hereafter), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; (b) There occurs a contested proxy solicitation of the Company's shareholders that results in the contesting party obtaining the ability to vote securities representing 20% or more of the combined voting power of the Company's then outstanding securities;
     (c) There occurs a sale, exchange, transfer or other disposition of substantially all of the assets of the Company to another entity, except to an
entity  controlled   directly  or  indirectly  by  the  Company,  or  a  merger, consolidation or other reorganization of the Company in which the Company is not the surviving entity, or a plan of liquidation or dissolution of the Company other than pursuant to bankruptcy or insolvency laws is adopted;
     (d) During any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors (inclusive of Executive) then still in office who were directors at the beginning of the period; or

     (e) If Executive no longer continues to serve as the Chairman of the Company's Board of Directors (unless at his own election) during any period in which Executive remains employed by the Company or within three (3) years thereafter if Executive's employment was terminated for other than 'good and sufficient cause', as such term is defined within Executive's Employment Agreement (hereinafter 'Good and Sufficient Cause').
     Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred for purposes of this Agreement: (i) if a "Person" acquires or becomes the beneficial owner of securities representing 20% or more of the combined voting power of the Company's then outstanding securities pursuant to a private placement transaction or underwritten public offering of the Company's Common Stock where such issuance of securities by the Company is approved by a vote of at least two-thirds of the directors and by written consent of the
Executive,  outside  of  his  capacity  as a  director;  (ii)  if a  transaction identified in subparagraph 3(c) above occurs and is approved by a vote of at least two-thirds of the directors and by the written consent of the Executive outside of his capacity as a director; (iii) in the event of a sale, exchange, transfer or other disposition of substantially all of the assets of the Company to, or a merger, consolidation or other reorganization involving the Company and, the Executive, alone or with other officers of the Corporation, or any entity in which the Executive (alone or with other officers) has, directly or indirectly, at least a 25% equity or ownership interest; or (iv) in a transaction which includes the Executive as a principal and control person and is otherwise commonly referred to as a "management leveraged buy-out". For the purposes of subparagraph 3(a), a "Person" shall not be deemed the beneficial owner of securities representing 20% or more of the combined voting
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     power of the Company's then  outstanding  securities if that "Person" is an
underwriter   who  has  acquired   shares  for  resale  in  connection  with  an
underwritten public offering of such shares.
     Subparagraph 3(a) above to the contrary notwithstanding, a Change in Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities solely as the result of an acquisition by the Company or any subsidiary of the Company of voting securities of the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person to 20% or more of the combined voting power of the Company's then outstanding securities, provided, however, that if a Person becomes the beneficial owner of 20% or more of the combined voting power of the Company's then outstanding securities by reason of shares purchased by the Company or any subsidiary of the Company and shall, after such share purchases by the Company or a subsidiary of the Company, become the beneficial owner, directly or indirectly, of any additional voting securities of the Company, then a Change in Control shall be deemed to have occurred with respect to such Person under subparagraph 3(a) above. Notwithstanding the foregoing, in no event shall a Change in Control be deemed to occur under subparagraph 3(a) above with respect to the Benefit Plans.
     For the purposes of this paragraph 3, the terms "Person," "group of Persons", "beneficial owner" and "beneficial ownership" shall have the meanings ascribed thereto under Sections 13(d) and 14(d) and Rule 13d promulgated under the Securities Exchange Act.
     4. Any termination of Executive's employment by the Company or by Executive shall be communicated by written notice of termination to the other party. For purposes of this Agreement, a "notice of termination" shall mean a dated notice which shall (i) indicate the specific termination provision in the Employment Agreement relied upon; (ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's
employment   under  the  provision  so  indicated;   (iii)  specify  a  date  of
termination, which shall be not less than thirty nor more than ninety (90) days after such notice of termination. In the case of termination by the Company of Executive's employment for "Good and Sufficient Cause" pursuant to paragraph 4 of the Employment Agreement, the notice of termination may specify a date of termination as of the date such notice of termination is given and (iv) notice of termination shall be given in the manner specified in Section 14 of the Employment Agreement.
     5. If during the Extended Term following a Change in Control Executive terminates his Employment for good reason as described in subparagraphs (i) to
(viii) of paragraph 2 hereof, or if Executive is terminated by the Company for other than "Good and Sufficient Cause", then, in lieu of any further salary payments to Executive for periods subsequent to the date of termination:
     (a) The Company shall pay as a liquidated amount to Executive within ninety
(90) days of such termination, a lump sum cash payment which is equal to the remainder of any further salary and ascertainable bonus payments that would have become due to Executive during
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     the remainder of the Extended Term;  calculating  the amount of such salary based upon the Executive's current gross salary (for federal income tax purposes) and ascertainable bonus based upon the bonus that was received by Executive during the Company's most recently completed fiscal year;
     (b) Any stock options to acquire the Company's stock held by Executive which were not fully exercisable shall immediately become fully exercisable by Executive and the option exercise price for such options shall be deemed to be one cent ($0.01) per share, notwithstanding any provision of any option agreement to the contrary;
     (c) The Company shall continue to pay or make available to Executive for a period of two (2) years after the date of termination, all Company benefits including all health, disability and life insurance plans provided by or through the Company, including those provided in the Employment Agreement;
     (d) If Executive is terminated by the Company for other than "Good and Sufficient Cause", the "Non-Disclosure/Non-Competition" restrictions contained within paragraph 8 of the Employment Agreement and the "Remedies" associated therewith contained within paragraph 9 of the Employment Agreement shall be null and void and unenforceable and inapplicable as to the Executive; and
     (e)  The  Company,   within  ninety  (90)  days  of  Executive's   date  of
termination, shall (i) pay to Executive an additional amount sufficient to satisfy all of Executive's current or prospective liability to any taxing authority for excise taxes, penalties or any other taxes assessed in excess of normal income taxes imposed on salaries, incurred by reason of the payments made to Executive under this Agreement and (ii) cause the Company's independent auditors to determine, within ninety (90) days, the amount to be paid to Executive pursuant to subparagraph 5(a) and this subparagraph 5(e) above, providing a copy to Executive of the auditors' detailed determination.
     6. The Executive shall not be required to mitigate the amount of any payment provided for under this Agreement by asking for other employment and none of these payments may be reduced by any future salary that Executive may earn.
     7. A Change in Control shall be determined within the reasonable discretion of the Executive who shall within 90 days of such determination provide written notice (the "Notice") to the Company identifying the Change in Control, and, if possible, providing reference to the Item or Items constituting the Change in Control identified in subparagraphs 3(a)-3(e) above. The Company shall have 15 days in which to respond in writing. This response shall indicate whether or not the Company adopts or disputes the conclusions set forth within the Notice, and if the Company disputes the Notice, the Company's response shall indicate with specificity the basis and grounds for such objection. In the absence of a timely response, the Company shall be deemed to have adopted the conclusions set forth within the Notice. The conclusions of the Executive set forth within the Notice shall be deemed conclusive evidence of a Change in
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     Control.  The Company shall bear the burden of proof of establishing that a
Change in Control has not occurred.
     8. The Executive is aware that upon Notice of the occurrence of a Change in Control, the Board of Directors or a shareholder of the Company may then cause or attempt to cause the Company to refuse to comply with its obligations under this Agreement, or may cause or attempt to cause the Company to institute, or may institute litigation seeking to have this Agreement declared unenforceable, or may take or attempt to take other action to deny Executive the benefits intended under this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the Company that Executive not be required to incur the expenses associated with the enforcement of any rights under this Agreement by litigation or other legal action, nor be bound to negotiate any settlement of any rights hereunder, because the cost and expense of such legal action or settlement would substantially detract from the benefits intended to be extended to Executive hereunder. Accordingly, if following a Notice relative to a Change in Control it should appear to Executive that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from Executive the benefits intended to be provided to Executive hereunder, and Executive has complied with all obligations under this Agreement, then the Company irrevocably authorizes Executive from time to time to retain counsel of Executive's choice, at the expense of the Company as provided in this paragraph 8, to represent Executive in connection with the initiation or defense of any litigation or other legal action, whether such action is by or against the Company or any director, officer, shareholder, or other person affiliated with the Company, in
any  jurisdiction.   Notwithstanding  any  existing  or  prior   attorney-client
relationship between the Company and such counsel, the Company irrevocably consents to Executive entering into an attorney-client relationship with such counsel, and in that connection the Company and Executive agree that a confidential relationship shall exist between Executive and such counsel. The reasonable fees and expenses of counsel selected from time to time by Executive as hereinabove provided shall be paid in advance or reimbursed to Executive, at the election of the Executive, by the Company on a regular, periodic basis upon presentation by Executive of a statement or statements or customary retainer letter prepared by such counsel in accordance with its customary practices, up to a maximum aggregate amount of $500,000. Any legal expenses incurred by the Company by reason of any dispute between the parties as to enforceability of or the terms contained in this Agreement, notwithstanding the outcome of any such dispute, shall be the sole responsibility of the Company, and the Company shall not take any action to seek reimbursement from Executive for such expense.
     9. This Agreement is the entire  agreement  between the parties  concerning
the  subject  matter  hereof  and   supersedes  all  prior  or   contemporaneous
negotiations or understandings relating hereto, including a Termination Benefits Agreement dated December 30, 1993, and a First Amendment to Termination Benefits Agreement dated March 1, 1996. This Agreement may be altered or amended only by a writing signed by the parties hereto.

     10. This Agreement shall be construed in accordance with the laws of Pennsylvania and shall be binding upon and inure to the benefit of the parties hereto, their heirs, administrators, successors and assigns.
     IN WITNESS WHEREOF, the parties hereto have executed this amendment the day and year first above written.


                                          RCM TECHNOLOGIES, INC.

                                           BY:________________________________

                                           ATTEST:___________________________


                                          ___________________________________
                                          LEON KOPYT


                                          APPROVED:

                                          __________________________________
                                          WOODROW B. MOATS, JR.
                                          Chairman Compensation Committee







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